Manning & Napier Fund, Inc. N-CSRS

Exhibit 99.906 CERT

CERTIFICATION

Paul J. Battaglia, President & Principal Executive Officer, and Jill Peeper, Treasurer and Principal Financial Officer of Manning & Napier Fund, Inc. (the “Registrant”), each certify to the best of his or her knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended April 30, 2026 (the “Form N-CSR”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President & Principal Executive Officer Manning & Napier Fund, Inc.	Treasurer and Principal Financial Officer Manning & Napier Fund, Inc.

/s/ Paul J. Battaglia	/s/ Jill Peeper
Paul J. Battaglia Date: July 1, 2026	Jill Peeper Date: July 1, 2026

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Manning & Napier Fund, Inc. and will be retained by Manning & Napier Fund, Inc. and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.